EXHIBIT 23.2



                          Independent Auditors' Consent



The Board of Directors
R-Tec Holding, Inc.
1471 E. Commercial Ave.
Meridian, Idaho 83642

We consent to the incorporation by reference in this Registration Statement on Form S-8 of R-Tec Holding, Inc. of our report dated February 23, 2001, incorporated by reference in the Annual Report on Form 10-KSB of R-Tec Holding, Inc. and subsidiaries for the year ended December 31, 2000.


/s/ Balukoff, Lindstrom & Co., P.A.


Boise, Idaho
September 26, 2001